[LETTERHEAD]

25th JANUARY 2000



THE DIRECTORS
ABRAXAS SOFTWARE PTY. LTD.
INNOVATION HOUSE
TECHNOLOGY PARK
SA       5095.


DEAR SIR/MADAM,


CONSENT TO ACT AS AUDITOR

As required under Section 327(8) of The Corporations Law we hereby give our consent to act as auditor of Abraxas Software Pty. Ltd. for the financial year ended 30th June 1999.

This consent is to remain in force unless revoked by us in writing.

YOURS FAITHFULLY,

/s/ [ILLEGIBLE]



HLB MANN JUDD STEPHENS
CHARTERED ACCOUNTANTS




PHILIP PLUMMER
PARTNER
REGISTERED COMPANY AUDITOR